Exhibit 4.1

DUKE ENERGY OHIO, INC.

(FORMERLY NAMED “THE CINCINNATI GAS & ELECTRIC COMPANY”)

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
AS TRUSTEE

(SUCCESSOR TRUSTEE TO THE BANK OF NEW YORK MELLON
AND TO IRVING TRUST COMPANY)

FIFTIETH SUPPLEMENTAL INDENTURE

DATED AS OF JUNE 5, 2025

TO

FIRST MORTGAGE

DATED AS OF AUGUST 1, 1936

Creating First Mortgage Bonds, 5.30% Series, Due June 15, 2035

FIFTIETH SUPPLEMENTAL INDENTURE, dated as of June 5, 2025, between DUKE ENERGY OHIO, INC. (hereinafter sometimes referred to as the “Company”), a corporation organized and existing under the laws of the State of Ohio, formerly named The Cincinnati Gas & Electric Company, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, and the successor trustee to The Bank of New York Mellon and Irving Trust Company (hereinafter sometimes referred to as the “Trustee”), whose mailing address is 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256.

RECITALS OF THE COMPANY

The Indenture, dated as of August 1, 1936 (the “Original Indenture”) was authorized, executed and delivered by the Company to provide for the issuance from time to time of its bonds, to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the bonds.

The Company has heretofore executed and delivered to the Trustee forty-nine supplemental indentures for the purposes recited therein, including creating series of Securities and otherwise amending, restating and supplementing the Original Indenture (the Original Indenture, as so amended, restated and supplemented, being hereinafter called the “Indenture”).

The Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to make, execute and deliver to the Trustee this Fiftieth Supplemental Indenture to the Indenture as permitted by Sections 2.01, 3.01, 13.01, 16.02 and/or Section 16.03 of the Indenture in order to establish the form or terms of, and to provide for the creation and issuance of, a new series of Securities under the Indenture to be designated as “First Mortgage Bonds, 5.30% Series, Due June 15, 2035” in an aggregate principal amount of $350,000,000 (hereinafter referred to as the “Bonds”).

All things necessary to make the Bonds herein described, when duly authenticated by the Trustee and issued by the Company, valid, binding, and legal obligations of the Company, and to make this Fiftieth Supplemental Indenture a valid and binding agreement supplemental to the Indenture, have been done and performed.

THIS FIFTIETH SUPPLEMENTAL INDENTURE WITNESSETH:

In consideration of the premises and of the acceptance and purchase of the Bonds, the Company hereby covenants and agrees to and with the Trustee as follows:

ARTICLE One.

DEFINITIONS

SECTION 1.01. DEFINITIONS.

(a)            In addition to the words and terms defined elsewhere in this Fiftieth Supplemental Indenture, the following defined term used herein shall, unless the context otherwise requires, have the meaning specified below.

“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in New York, New York or Cincinnati, Ohio are generally authorized or required by law, regulation or executive order to remain closed.

(b)            Each capitalized term that is used herein and is defined in the Indenture shall have the meaning specified in the Indenture unless such term is otherwise defined herein. The terms defined herein include the plural as well as the singular.

ARTICLE Two.

FIRST MORTGAGE BONDS, 5.30% SERIES, DUE JUNE 15, 2035

SECTION 2.01. CREATION AND DESIGNATION OF BONDS.

There is hereby created a series of Securities to be issued under and secured by the Indenture, to be designated as “First Mortgage Bonds, 5.30% Series, Due June 15, 2035” (such series being the Bonds hereinbefore referenced).

SECTION 2.02. AGGREGATE PRINCIPAL AMOUNT OF BONDS ISSUABLE.

(a)            The principal amount of Bonds which may be authenticated and delivered hereunder is initially limited to the aggregate principal amount of Three Hundred Fifty Million Dollars ($350,000,000) (except for Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds pursuant to Section 3.04, 3.05, 3.06, 5.06 or 13.06 of the Indenture and except for any Bonds which, pursuant to Section 3.03 of the Indenture, are deemed never to have been authenticated and delivered hereunder); provided that Section 3.01 of the Indenture provides that without the consent of any Holder, the aggregate principal amount of a series of Securities may be increased and additional Securities of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased, provided that such additional Securities of such series are fungible with the previously issued Securities of such series for federal income tax purposes.

(b)            The Bonds in the aggregate principal amount of Three Hundred Fifty Million Dollars ($350,000,000) may at any time subsequent to the execution hereof be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the recording hereof) upon the basis of either Property Additions and/or Retired Securities issued and delivered to the Trustee for such purpose, pursuant to a Company Order referred to in Section 16.02 and/or Section 16.03 of the Indenture and upon receipt by the Trustee of the officer’s certificate or opinion and other documents required by said Section 16.02 and/or Section 16.03.

SECTION 2.03. BOOK-ENTRY SYSTEM.

The following provisions shall apply to the Bonds.

(a)            The Bonds shall be issued in fully registered form only. However, except as provided elsewhere in this Section, the registered owner of the Bonds initially shall be The Depository Trust Company (“DTC”) or its nominee, and the Bonds initially shall be registered in the name of DTC or its nominee. Payment of the principal or Redemption Price (if any) of or interest on Bonds registered in the name of DTC or its nominee shall be made in the manner specified in DTC’s rules and by-laws. DTC (and any successor securities depositary) and its (or their) participating institutions (each, a “Participant”) shall maintain a book-entry registration and transfer system with respect to ownership of beneficial interests in the Bonds (the “Book-Entry System”).

(b)            The Bonds initially shall be issued in the form of one or more authenticated, fully registered bonds (each, a “Global Security”) which (i) need not be in the form of a lithographed or engraved certificate, but may be typewritten or printed on ordinary paper or such paper as the Trustee may reasonably request, (ii) shall represent and be denominated in an amount equal to 100% of the aggregate principal amount of such Bonds issued under the Indenture and this Fiftieth Supplemental Indenture, (iii) shall be executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and this Fiftieth Supplemental Indenture, (iv) shall be registered in the name of DTC or its nominee, and delivered to DTC or its nominee or a custodian therefor, and (v) shall contain the following legend on the face thereof:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered holder hereof, Cede & Co., has an interest herein.

Unless and until it is exchanged in whole or in part for Bonds in definitive certificated form, each Global Security representing the Bonds may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor securities depository or a nominee of any such successor securities depository.

(c)            The Trustee and the Company may treat DTC or its nominee, or any successor securities depositary or nominee thereof (collectively, the “Depository”) as the sole and exclusive owner of the Bonds registered in its name for the purposes of payment of the principal or Redemption Price (if any) of or interest on the Bonds, giving any notice permitted or required to be given to Holders of the Bonds under the Indenture or this Fiftieth Supplemental Indenture, registering the transfer of the Bonds, obtaining any consent or other action to be taken by Holders of the Bonds, and for all other purposes whatsoever and neither the Trustee nor the Company shall be affected by any notice to the contrary. Neither the Company nor the Trustee nor any Security Registrar nor any Paying Agent shall have any responsibility or obligation to any Participant, any Person claiming a beneficial ownership interest in the Bonds under or through the Depository or any Participant, or any other Person which is not shown on the Security Register as being a Holder of the Bonds with respect to: (i) the accuracy of any records maintained by the Depository or any Participant; (ii) the payment by the Depository to any Participant of any amount in respect of the principal or Redemption Price (if any) of or interest on the Bonds; (iii) the payment by any Participant to any owner of a beneficial ownership interest in the Bonds in respect of the principal or Redemption Price (if any) of or interest on the Bonds; or (iv) any consent or other action taken by the Depository as owner of the Bonds. The Trustee shall pay all principal or Redemption Price (if any) of and interest on the Bonds only to or upon the order of the registered Holder or Holders of the Bonds, as shown on the Security Register, and all such payments shall be valid and effective to fully satisfy and discharge the Company’s obligations with respect to the principal or Redemption Price (if any) of and interest on the Bonds, to the extent of the sum or sums so paid. Except as hereinafter provided, no Person other than a Holder of a Bond, as shown on the Security Register, shall receive an authenticated Bond evidencing the obligation of the Company to make payment of the principal or Redemption Price (if any) of and interest on the Bonds, pursuant to the Indenture or this Fiftieth Supplemental Indenture. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee for Cede & Co, and subject to the provisions of the Indenture, the word “Cede & Co.”, as used in this Fiftieth Supplemental Indenture, shall refer to each new nominee of DTC.

(d)            In the event that after the occurrence of an Event of Default that has not been cured or waived, holders of a majority in aggregate principal amount of the beneficial interests in the Bonds, as reflected in the books and records of the Depository, notify the Trustee, through the Depository or any Participant, that the continuation of the Book-Entry System is no longer in the best interests of such holders of beneficial interests in the Bonds, then the Trustee shall notify the Depository and the Company, and the Depository will notify each Participant of the availability through the Depository of definitive certificated Bonds. In such event, the Company shall execute, and the Trustee, upon receipt of a Company Order, for the authentication and delivery of definitive certificated Bonds, will authenticate and deliver such Bonds in definitive certificated form, in any authorized denominations, all pursuant to the provisions of the Indenture and this Fiftieth Supplemental Indenture, to the Person or Persons specified to the Trustee in writing by the Depository in the aggregate principal amount of the Global Security or Securities and in exchange for such Global Security or Securities.

(e)            If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Bonds, or if at any time the Depository shall no longer be registered as a clearing agency in good standing under the Exchange Act or other applicable statute or regulation, the Company may appoint a successor Depository with respect to the Bonds. If a successor Depository for the Bonds is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive certificated Bonds, will authenticate and deliver Bonds in definitive certificated form, in any authorized denominations, all pursuant to the provisions of the Indenture and this Fiftieth Supplemental Indenture, to the Person or Persons specified to the Trustee in writing by the Depository in the aggregate principal amount of the Global Security or Global Securities and in exchange for such Global Security or Global Securities.

(f)            The Company may at any time and in its sole discretion and subject to the procedures of the Depository determine that the Bonds shall no longer be represented by a Global Security or Global Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive certificated Bonds, will authenticate and deliver such Bonds in definitive certificated form, in any authorized denominations, all pursuant to the provisions of the Indenture and this Fiftieth Supplemental Indenture, to the Person or Persons specified to the Trustee in writing by the Depository in the aggregate principal amount of the Global Security or Global Securities and in exchange for such Global Security or Global Securities.

(g)            Upon the exchange of any Global Security for the Bonds in definitive certificated form, in authorized denominations, the related Global Security or Global Securities shall be cancelled by the Trustee.

(h)            Whenever the Depository requests the Company and the Trustee to do so, the Trustee and the Company will cooperate with the Depository in taking appropriate action after reasonable notice to (i) make available one or more separate Global Securities evidencing the Bonds to any Participant having the Bonds credited to its account at the Depository, or (ii) arrange for another Depository to maintain custody of the Global Security or Securities evidencing the Bonds.

(i)            In connection with any notice or other communication to be provided to Holders of the Bonds pursuant to the Indenture or this Fiftieth Supplemental Indenture by the Company or the Trustee with respect to any consent or other action to be taken by Holders of the Bonds, the Company or the Trustee, as the case may be, shall establish a record date for such consent or other action and give the Depository notice of such record date not less than 15 calendar days in advance of such record date to the extent possible. Such notice to the Depository shall be given only so long as a Depository or its nominee is the sole Holder of the Bonds.

SECTION 2.04. DATE OF BONDS.

Each Bond issued prior to the first Interest Payment Date therefor shall be dated as of June 5, 2025, and otherwise shall be dated as provided in Section 3.03 of the Indenture.

SECTION 2.05. MATURITY DATE, INTEREST RATE, INTEREST PAYMENT DATES AND REGULAR RECORD DATES FOR THE BONDS.

(a)            The Bonds shall be due and payable on June 15, 2035, and shall bear interest from June 5, 2025 or the last date to which interest has been paid or duly provided for at the rate of 5.30% per annum, payable semi-annually on the fifteenth day of June and December in each year, commencing December 15, 2025 (each such date being an Interest Payment Date for the Bonds). In the event that any Interest Payment Date for the Bonds should fall on a day that is not a Business Day, then the interest payment shall be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date.

(b)            Subject to certain exceptions provided in the Indenture or this Fiftieth Supplemental Indenture, the interest payable on any Interest Payment Date for the Bonds shall be paid to the Person in whose name the Bonds shall be registered at the close of business on the Regular Record Date for the Bonds (as defined in the form of the Bonds set forth in Section 2.10) or, in the case of any Defaulted Interest therefor, in the manner and to the Person as provided in Section 3.07 of the Indenture.

SECTION 2.06. PLACE AND MANNER OF PAYMENT OF BONDS.

Subject to agreements with or the rules of the Depository or any successor book-entry security system or similar system with respect to Global Securities, the principal or Redemption Price (if any) of and interest on the Bonds shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in Cincinnati, Ohio, or, at the option of the Holder thereof, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, except that interest on the Bonds may be paid, at the option of the Company, by check or draft mailed to the address of the Person entitled thereto as it appears on the Security Register.

SECTION 2.07. DENOMINATIONS AND NUMBERING OF DEFINITIVE BONDS.

Definitive Bonds shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof, numbered in each case consecutively from “R-1” upward.

SECTION 2.08. TEMPORARY BONDS AND EXCHANGE THEREOF.

Pursuant to the provisions of Section 3.04 of the Indenture, the Bonds may be issued in temporary form, and if temporary bonds be issued, the Company shall, with all reasonable dispatch, at its own expense and without charge to the holders of the temporary bonds, prepare and execute definitive Bonds and exchange the temporary bonds for such definitive bonds in the manner provided for in said Section, provided, however, no presentation or surrender of temporary Bonds shall be necessary in order for the Holders entitled to interest thereon to receive such interest.

SECTION 2.09. REDEMPTION PROVISIONS OF THE BONDS.

(a)            The Bonds.

(i)            Prior to March 15, 2035 (the “Par Call Date”), the Bonds of Series Due 2035 may be redeemed at the option of the Company, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1)(a) the sum of present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Bonds of Series Due 2035 matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the Redemption Date; and (2) 100% of the principal amount of the Bonds of Series Due 2035 being redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(ii)            On or after the Par Call Date, the Bonds of Series Due 2035 may be redeemed at the option of the Company, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Bonds of Series Due 2035 to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(b)            For purposes of this Section 2.09, except as otherwise expressly provided or unless the context otherwise requires:

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable:

•	the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or

•	if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

•	if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this clause, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Trustee shall have no obligation or duty whatsoever to determine, or to verify our calculations of, the Redemption Price.

(c)            The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no obligation or duty whatsoever to determine, or to verify our calculations of, the Redemption Price.

(d)            Notice of any redemption by the Company will be mailed by or at the direction of the Company at least ten (10) days but not more than sixty (60) days before any Redemption Date to each Holder of the Bonds to be redeemed. If less than all the Bonds are to be redeemed at the option of the Company, the Bonds, if they are in global form, will be redeemed in accordance with the procedures of DTC, and if they are in the form of definitive certificates, the Bonds to be redeemed shall be selected by lot.

(e)            Unless the Company defaults in payment of the Redemption Price therefor, on and after any Redemption Date therefor, interest will cease to accrue on the Bonds or portions thereof called for redemption.

(f)            The Company shall indemnify and hold harmless the Trustee from any and all losses, costs, damages, expenses, fees (including reasonable attorneys’ fees), court costs, judgments, penalties, obligations, suits, disbursements and liabilities of any kind or character whatsoever which may at any time be imposed upon, incurred by or asserted against the Trustee by reason of or arising out of or caused, directly or indirectly, by any act or omission of the Trustee with respect to this Section 2.09, except for such that would arise out of the gross negligence, willful misconduct or bad faith of the Trustee and except for costs and expenses arising in the ordinary course of the Trustee’s business.

SECTION 2.10. FORM OF THE BONDS.

The Bonds and the Trustee’s certificate to be endorsed thereon shall be substantially in the following form:

[The remainder of this page has been left blank intentionally.]

(Form of Bond of Series Due 2035)

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered holder hereof, Cede & Co., has an interest herein.]1

No. R-	$___________

CUSIP No: 26442E AM2

ISIN: US26442EAM21

Duke Energy Ohio, Inc.

First Mortgage Bond, 5.30% Series,

Due June 15, 2035

Duke Energy Ohio, Inc., an Ohio corporation (hereinafter called the “Company”), for value received, hereby promises to pay to ______________, or registered assigns, the principal sum of _____________________________ Dollars ($ ) on the fifteenth day of June, 2035 and to pay interest on said sum from June 5, 2025 or from the most recent date to which interest has been paid or duly provided for, until said principal sum is paid or made available for payment, at the rate of 5.30% per annum, payable semi-annually on the fifteenth day of June and December in each year, commencing December 15, 2025 (each such date herein called an “Interest Payment Date”). The principal of and premium, if any, and interest on this bond shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts at the office or agency of the Company in Cincinnati, Ohio, or, at the option of the registered owner hereof, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, except that interest on this bond may be paid, at the option of the Company, by check or draft mailed to the address of the Person entitled thereto as it appears on the Security Register.

This bond is one of the Securities of the Company issued and to be issued from time to time under and in accordance with and all secured by a First Mortgage Indenture, dated as of August 1, 1936, from the Company to The Bank of New York Mellon Trust Company, N.A., as successor Trustee (which indenture as amended, restated and supplemented by all supplemental indentures is hereinafter referred to as the “Indenture”). Said Trustee or its successor in trust under the Indenture is hereinafter sometimes referred to as the “Trustee.” Reference is hereby made to the Indenture for a description of the property mortgaged and pledged and the nature and extent of the security for said Securities. By the terms of the Indenture, the Securities secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as in the Indenture provided.

1 This should be included only if the Bonds are being issued in global form.

As used herein, “Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in New York, New York or Cincinnati, Ohio are generally authorized or required by law, regulation or executive order to remain closed. Capitalized terms not otherwise defined herein have the meanings specified therefor in the Indenture.

This bond is one of a series designated as “First Mortgage Bonds, 5.30% Series, Due June 15, 2035” (hereinafter referred to as the “Bonds”) of the Company issued under and secured by the Indenture and created by a Fiftieth Supplemental Indenture, dated as of June 5, 2025.

Subject to certain exceptions provided in the Indenture, the interest payable on any Interest Payment Date shall be paid to the Person in whose name this bond shall be registered at the close of business on the Regular Record Date (hereinafter defined) or, in the case of Defaulted Interest therefor, in the manner and to the Person as provided in the Indenture. If any Interest Payment Date should fall on a day that is not a Business Day, then the interest payment shall be made on the next succeeding Business Day and no interest shall accrue for the intervening period with respect to the payment so deferred.

The term “Regular Record Date” shall mean, with respect to any Interest Payment Date for any Bonds, the close of business on (1) the Business Day immediately preceding such Interest Payment Date so long as all of the Bonds remain in book-entry only form or (2) the fifteenth (15th) calendar day next preceding the respective Interest Payment Date (whether or not a Business Day) if any of the Bonds do not remain in book-entry form; provided, however, that so long as the Bonds are held by a Depository in the form of one or more Global Securities, the Regular Record Date with respect to each Interest Payment Date will be the close of business on the Business Day before the applicable Interest Payment Date.

Prior to March 15, 2035 (the “Par Call Date”), the Bonds may be redeemed at the option of the Company, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded three decimal places) equal to the greater of (1)(a) the sum of present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Bonds matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the Redemption Date; and (2) 100% of the principal amount of the Bonds being redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after the Par Call Date, the Bonds may be redeemed at the option of the Company, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Bonds to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

For purposes of the redemption provisions of the Bonds, the following term has the following meaning:

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable:

•	the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or

•	if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

•	if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this clause, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. Notice of any redemption by the Company will be mailed or transmitted by or at the request of the Company at least ten (10) days but not more than sixty (60) days before any Redemption Date to each Holder of Bonds to be redeemed. If less than all the Bonds are to be redeemed at the option of the Company, the Bonds, if they are in global form, will be redeemed in accordance with the procedures of DTC, and if they are in the form of definitive certificates, the Bonds to be redeemed shall be selected by lot.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee shall have no obligation or duty whatsoever to determine, or to verify our calculations of, the Redemption Price.

Unless the Company defaults in payment of the Redemption Price, on and after any Redemption Date for the Bonds, interest will cease to accrue on the Bonds or portions thereof called for redemption.

In the case of any of certain Events of Default specified in the Indenture, the principal of this bond may be declared or may become due and payable prior to the stated date of maturity hereof in the manner and with the effect provided in the Indenture.

No recourse shall be had for the payment of the principal or Redemption Price of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, shareholder, officer or director, past, present or future, of the Company or of any predecessor or successor company, either directly or through the Company or such predecessor or successor company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

The Bonds are issuable only in registered form without coupons. This bond is transferable by the registered owner hereof, in person or by an attorney duly authorized, at the Corporate Trust Office of The Bank of New York Mellon Trust Company, N.A., the Trustee, or its successor in trust under the Indenture, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, upon the surrender and cancellation of this bond, and upon any such transfer a new registered Security or Securities of the same series and maturity date and for the same aggregate principal amount will be issued to the transferee in exchange herefor.

The Bonds are issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof. In the manner and subject to the limitations provided in the Indenture, the Bonds are exchangeable as between authorized denominations, upon presentation thereof for such purpose by the registered owner, at the Corporate Trust Office of The Bank of New York Mellon Trust Company, N.A., the Trustee, or its successor in trust under the Indenture, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York.

No service charge will be made for any transfer or exchange of this bond, but the Company may require a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee, or its successor in trust under the Indenture, of the certificate endorsed hereon.

In Witness Whereof, Duke Energy Ohio, Inc. has caused this bond to be executed in its name by the manual or facsimile signature of an Authorized Officer.

Duke Energy Ohio, Inc.

By
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee

By
Authorized Signatory

Dated:

[End of Article Two.]

ARTICLE Three.

MISCELLANEOUS

SECTION 3.01. INDENTURE RATIFIED AND CONFIRMED.

The Indenture, as supplemented by this Fiftieth Supplemental Indenture, is in all respects ratified and confirmed and shall be read, taken and construed as one and the same instrument.

SECTION 3.02. INSTRUCTIONS; ELECTRONIC MEANS.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Fiftieth Supplemental Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s good faith reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee as soon as reasonably practicable upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

SECTION 3.03. EXECUTION IN COUNTERPARTS; ELECTRONIC SIGNATURES

This Fiftieth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in the Indenture to the contrary notwithstanding, (a) any Officer’s Certificate, Expert’s Certificate, Company Order or Company Request, Opinion of Counsel, Securities, certificate of authentication appearing on or attached to any Securities or other certificate, opinion of counsel, instrument, agreement or other document delivered pursuant to the Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats, (b) all references in Section 3.03 or elsewhere in the Indenture to the execution, attestation or authentication of any Securities or any certificate of authentication appearing on or attached to any Securities by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats, and (c) any requirement in Section 3.03 or elsewhere in the Indenture that any signature be made under a corporate seal (or facsimile thereof) shall not be applicable to the Securities.

SECTION 3.04. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

The Article and Section headings in this Fiftieth Supplemental Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 3.05. SUCCESSORS AND ASSIGNS.

All covenants and agreements in this Fiftieth Supplemental Indenture by the Company and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

SECTION 3.06. SEPARABILITY CLAUSE.

In case any provision in this Fiftieth Supplemental Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.07. BENEFITS OF INDENTURE.

Nothing in this Fiftieth Supplemental Indenture or the Bonds, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders of any Bonds, any benefit or any legal or equitable right, remedy or claim under this Fiftieth Supplemental Indenture.

SECTION 3.08. GOVERNING LAW.

This Fiftieth Supplemental Indenture and the Bonds shall be governed by and construed in accordance with the laws of the State of Ohio, except (a) to the extent that the Trust Indenture Act shall be applicable, and (b) that the rights, duties, obligations, privileges, immunities and standard of care of the Trustee shall be governed by the laws of the State of New York.

SECTION 3.09. TRUSTEE NOT RESPONSIBLE FOR RECITALS, ETC.

The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fiftieth Supplemental Indenture.

_________________

[Execution pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Fiftieth Supplemental Indenture to be duly executed as of the day and year first above written.

Duke Energy Ohio, Inc.

By	/s/ Michael S. Hendershott
	Name:	Michael S. Hendershott
	Title:	Assistant Treasurer

[SIGNATURE PAGE TO FIFTIETH SUPPLEMENTAL INDENTURE]

The Bank of New York Mellon Trust Company, N.A., as Trustee

By	/s/ Michael C. Jenkins
Name:	Michael C. Jenkins
Title:	Vice President

[SIGNATURE PAGE TO FIFTIETH SUPPLEMENTAL INDENTURE]

State of North Carolina	)
) ss:
County of Mecklenburg	)

Be It Remembered, that on this 4th day of June, 2025, before me, the undersigned, a notary public in and for the County and State aforesaid, duly commissioned and qualified, personally appeared Michael S. Hendershott, personally known to me to be the same person whose name is subscribed to the foregoing instrument, and personally known to me to be the Assistant Treasurer of Duke Energy Ohio, Inc., an Ohio corporation, and acknowledged that he signed and delivered said instrument as his free and voluntary act as such Assistant Treasurer, and as the free and voluntary act of said Duke Energy Ohio, Inc., for the uses and purposes therein set forth; in pursuance of the power and authority granted to him by resolution of the Board of Directors of said Company.

In Witness Whereof, I have hereunto set my hand and affixed my notarial seal the day and year aforesaid.

(Notarial Seal)

/s/ Lisa S. Moore
Notary Public

Name: Lisa S. Moore
Commission Expiration: April 13, 2029
Notary Public - Gaston County, NC

State of Florida	)
): ss
County of Duval	)

On the 3rd day of June in the year 2025, before me, the undersigned, personally appeared, Michael C. Jenkins, a Vice President of The Bank of New York Mellon Trust Company, N.A., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Nathan Turner
Nathan Turner
Notary Public – State of Florida
My Commission HH 350218
Expires 1/17/2027